UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 14, 2007

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER:0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1545 Peachtree Street, N.E., Suite 340
Atlanta, GA 30309
(Address and zip code of principal executive offices)

(732) 748-1700
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

TeamStaff, Inc. entered into formal letter agreements dated and effective as of February 14, 2007 with Rick J. Filippelli, President and CEO, and James D. Houston, COO, VP and General Counsel, as further described below.

The material terms of Mr. Filippelli’s letter agreement provide for a modification to his employment agreement dated October 1, 2005 (the ‘‘Filippelli Agreement’’) as follows: (1) Term: The Term of the Filippelli Agreement will be from January 10, 2007 until September 30, 2009; (2) Position: Mr. Filippelli’s position is amended to include President and CEO; (3) Salary: The initial Salary during the Term will be the sum of $265,000.00 per annum; (4) Fiscal Year Cash Bonus: Mr. Filippelli will be entitled to a Cash Bonus of up to 70% of Mr. Filippelli’s annual Salary in the discretion of the Company’s Board of Directors as recommended by the Compensation Committee, subject to certain performance and EBITDA requirements; (5) Incentive Compensation (Equity). Mr. Filippelli will receive 130,000 shares of restricted stock issued under the Company’s 2006 Long Term Incentive Plan at the closing market price per share of the Company’s stock on the date of the modification letter (the ‘‘Shares’’). The Shares will vest according to the following schedule: (a) 30,000 Shares will vest immediately; (b) 50,000 Shares will vest on September 30, 2008, subject to the Company achieving four prior consecutive quarters of EBITDA profitability, and (c) 50,000 Shares will vest on September 30, 2009 subject to at least a 50% improvement in EBITDA profitability in fiscal 2009 as compared to fiscal 2008; (6) Severance Amount. ‘‘Severance Amount’’ in the Filippelli Agreement is amended to mean the aggregate sum of one year’s salary, payable on the Termination Date (as defined therein). ‘‘Continuation Period’’ in the Filippelli Agreement is modified to mean the period of one (1) year; (7) If Mr. Filippelli’s employment is terminated for any reason, Mr. Filippelli retains any stock options, restricted stock or other incentive compensation that has vested upon such termination in accordance with the terms and conditions of the Company’s 2006 Long Term Incentive Plan, and all accrued and unused vacation time will be paid out on the Termination Date. All accrued and unused vacation time will carry over from year-to-year until used. Mr. Filippelli will notify the Company’s Compensation Committee annually of amounts being carried over; and (8) In all other respects, the Filippelli Agreement remains in full force and effect and applicable to Mr. Filippelli’s employment. In the case of any conflict between the modification letter and the Filippelli Agreement, the letter will control.

The material terms of Mr. Houston’s letter agreement modify the Employment Letter by and between TeamStaff and Mr. Houston effective May, 2005, Mr. Houston’s Severance Agreement dated October 11, 2005 (the ‘‘Severance Agreement’’) and Mr. Houston’s Change in Control Agreement dated October 31, 2006 (the ‘‘Change Agreement’’) as follows: (1) Integration: Mr. Houston’s 2005 letter agreement, the Severance Agreement and the Change Agreement were integrated to form one employment agreement between the Company and Mr. Houston (collectively, the ‘‘Houston Agreement’’). (2) Term: The Term of the Houston Agreement will be from January 10, 2007 until September 30, 2009; (3) Position: Mr. Houston’s position is amended to include Chief Operating Officer; (4) Salary: The initial Salary during the Term will be the sum of $220,000.00 per annum; (5) Fiscal Year Cash Bonus: Mr. Houston will be entitled to a Cash Bonus of up to 70% of Mr. Houston’s Salary in the discretion of the Company’s Board of Directors as recommended by the Compensation Committee, subject to certain performance and EBITDA requirements; (6) Incentive Compensation (Equity). Executive will receive 100,000 shares of restricted stock issued under the Company’s 2006 Long Term Incentive Plan at the closing market price per share of the Company’s stock on the date of the modification letter (the ‘‘Shares’’). The Shares will vest according to the following schedule: 30,000 Shares will vest immediately; (b) 35,000 Shares will vest on September 30, 2008, subject to the Company achieving four prior consecutive quarters of EBITDA profitability, and (c) 35,000 Shares will vest on September 30, 2009 subject to at least a 50% improvement in EBITDA profitability in fiscal 2009 as compared to fiscal 2008; (7) Severance Amount. Subparagraph 1.10 (iii) under ‘‘Severance Amount’’ in Mr. Houston’s Severance Agreement is amended to be the aggregate sum of one year’s salary, payable on the Termination Date (as defined therein). ‘‘Continuation Period’’ in the Severance Agreement is modified to mean the period of one (1) year; (8) If Mr. Houston’s employment is terminated for any reason, Mr. Houston retains any stock options, restricted stock or other incentive compensation that has vested upon such termination in accordance with the terms and conditions of the Company’s Long Term Incentive Plan and all accrued and unused vacation time will be paid out on the Termination Date. All accrued and unused vacation time will carry over from year-to-year until used. Mr. Houston will notify the Company’s Compensation Committee annually of amounts being carried over; and (9) In all other respects, the Houston Agreement remains in full force and effect and applicable to Mr. Houston’s employment. In the case of any conflict between the modification letter and any other document relative to Mr. Houston’s employment, the modification letter will control.

A form of the agreements are filed concurrently herewith.

References in this filing to ‘‘TeamStaff’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to TeamStaff, Inc. and its wholly owned subsidiaries. This Current Report on Form 8-K includes ‘‘forward-looking statements’’ as defined by the Federal Securities Laws. Forward-looking statements are identified by words such as ‘‘believe,’’ ‘‘anticipate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘will,’’ ‘‘may’’ and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this report involve known and unknown risks, uncertainties and other factors which could cause TeamStaff’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. We based these forward-looking statements on our current expectations and best estimates and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. The following factors (among others) could cause our actual results to differ materially from those implied by the forward-looking statements in this Current Report on Form 8-K: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients’, physician practice groups’ and U.S. Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; our ability to successfully bid on government contract opportunities, to win the bids and then to fully implement the contracts once awarded; the process of government contracting in general including, but not limited to, the protest process, and the on-time commencement of government contracts awarded; the general level of patient occupancy at our hospital, healthcare facility clients’ and physician practice groups’ facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations; the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. These factors are described in further detail in TeamStaff’s filings with the U.S. Securities and Exchange Commission. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are set forth in our Annual Report on Form 10-K for the year ended September 30, 2006, our Report on Form 10-Q for the quarter ending December 31, 2006 and other previously filed Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements in this filing.

Item 9.01:    Financial Statements and Exhibits.

(a) Financial Statements.

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits.

99.1 Form of Letter Agreement with Rick J. Filippelli

99.2 Form of Letter Agreement with James D. Houston

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By: /s/ James D. Houston
Name: James D. Houston Title: Chief Legal Officer Date: February 20, 2007